UNITED STATES

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American Beacon Funds

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AMERICAN BEACON DOUBLELINE FLOATING RATE INCOME FUND

A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

INFORMATION STATEMENT

August 15, 2025

This document is an Information Statement for the shareholders of the American Beacon DoubleLine Floating Rate Income Fund (previously named, until June 20, 2025, the American Beacon FEAC Floating Rate Income Fund) (the “Fund”), a series of American Beacon Funds (“Trust”). On June 4, 2025, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the appointment of DoubleLine Capital LP (“DoubleLine Capital” or the “Sub-Advisor”) as the sub-advisor to the Fund. From December 31, 2022 through June 20, 2025, First Eagle Alternative Credit, LLC (“FEAC”) served as the sub-advisor to the Fund. Effective as of the close of business on June 20, 2025, the investment advisory agreement among the Trust, on behalf of the Fund, the Manager, and FEAC was terminated, and FEAC ceased to serve as the sub-advisor to the Fund. At the close of business on June 20, 2025, DoubleLine Capital commenced managing the Fund’s assets, and the Fund’s name was changed from American Beacon FEAC Floating Rate Income Fund to American Beacon DoubleLine Floating Rate Income Fund. The appointment of DoubleLine Capital has not resulted in any changes to the Fund’s investment objective, which is to seek to provide a high level of current income consistent with strong risk-adjusted returns. Following the appointment of DoubleLine Capital, the total aggregate management and investment advisory fees payable by the Fund to the Manager and the sub-advisor have not increased.

This Information Statement is being furnished by the Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders. Accordingly, the investment advisory agreement among the Trust, on behalf of the Fund, the Manager and DoubleLine Capital, dated June 18, 2025 (the “Agreement”), has not been submitted to a vote of shareholders of the Fund.

The purpose of this Information Statement is to provide you with information about DoubleLine Capital. This Information Statement also discusses the terms of the Agreement. This information is being provided on or about August 15, 2025 to the Fund’s shareholders of record as of June 20, 2025. No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039. The Manager serves as the Fund’s investment manager and administrator. In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, selects and changes the sub-advisor to the Fund, allocates assets among sub-advisors (if applicable), monitors and evaluates the sub-advisor’s investment performance, and monitors the sub-advisor’s compliance with the Fund’s investment objective, policies and restrictions.

The number and dollar value of the issued and outstanding shares of the Fund as of June 20, 2025 are set forth in Appendix A. In a matter that were to be submitted to shareholders, shareholders of the Fund would be entitled to one vote for each dollar of net asset value (number of shares owned multiplied by net asset value per share) as to any matter on which the shareholder is entitled to vote, and each fractional dollar amount would be entitled to a proportionate fractional vote. However, as noted above, we are not asking you for a proxy, and you are requested not to send us a proxy. Please see Appendix B for a listing of shareholders of record or known by the Fund to own beneficially more than 5% of the shares of any class of the Fund as of June 20, 2025. As of that date, the Trustees, including nominees for Trustee, and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class of the Fund.

You may obtain a copy of the Fund’s most recent Annual and Semi-Annual Shareholder Reports, and financial statements and accompanying notes, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121-9643, by calling 1-800-658-5811 option 1, or by visiting www.americanbeaconfunds.com, or you may directly request these documents from your financial intermediary.

APPOINTMENT OF DOUBLELINE CAPITAL LP

At its June 4, 2025 meeting (“Meeting”), the Board considered the approval of the Agreement among the Manager, the Trust, on behalf of the Fund, and DoubleLine Capital, the proposed sub-advisor for the Fund.

Prior to the Meeting, information was provided to the Board by DoubleLine Capital in response to requests from the Board and/or the Manager in connection with the Board’s consideration of the Agreement. The Board also received information from the Manager in connection with the Board’s consideration of the Agreement, and the Investment Committee of the Board met with representatives of DoubleLine Capital.

Provided below is an overview of the primary factors the Board considered at the Meeting at which the Board considered the approval of the Agreement. In determining whether to approve the Agreement, the Board considered, among other things, the following factors: (1) the nature, extent and quality of the services to be provided; (2) the prior investment performance of an affiliated mutual fund managed by DoubleLine Capital in the strategy that DoubleLine Capital proposed to utilize for the Fund (the “Comparable Affiliated Fund”); (3) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (4) whether fee levels reflect these economies of scale, if any, for the benefit of investors; (5) comparisons of services and fees with contracts entered into by the Fund with the sub-advisor that DoubleLine Capital would replace, and contracts entered into by DoubleLine Capital with other clients; and (6) any other benefits anticipated to be derived by DoubleLine Capital from its relationship with the Fund.

The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors. Legal counsel to the Trustees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), provided the Board with a memorandum regarding its responsibilities pertaining to the approval of investment advisory contracts, such as the Agreement. The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts. Based on its evaluation, the Board concluded that the terms of the Agreement were reasonable and fair and approved the Agreement.

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Nature, Extent and Quality of the Services to Be Provided by DoubleLine Capital. The Board considered information regarding DoubleLine Capital’s principal business activities and overall capabilities to perform the services under the Agreement. In addition, the Board considered the background and experience of the personnel who would be assigned responsibility for managing the Fund. The Board also considered DoubleLine Capital’s investment resources, infrastructure, and the adequacy of its compliance program. The Board also took into consideration the Manager’s recommendation of DoubleLine Capital. The Board considered DoubleLine Capital’s representation that its current staffing levels were adequate to service the Fund. Based on this information, the Board concluded that the nature, extent, and quality of the advisory services to be provided by DoubleLine Capital were appropriate for the Fund considering its investment objective, and, thus, supported a decision to approve the Agreement.

Performance of DoubleLine Capital. The Board considered the information provided by DoubleLine Capital regarding the performance of the Comparable Affiliated Fund relative to the performance of the Fund’s broad-based securities market index, an additional index used by the Fund and an additional index provided by DoubleLine Capital, for various periods ended December 31, 2024. The Board considered the Sub-Advisor’s representations regarding certain aspects of the Comparable Affiliated Fund’s underperformance for various periods. Based on the foregoing information, the Board concluded that the historical investment performance record of DoubleLine Capital supported approval of the Agreement.

Comparisons of the Amounts to Be Paid Under the Agreement with Those Under Contracts Between the Funds and the Prior Sub-Advisor, and DoubleLine Capital and Its Other Clients. In evaluating the Agreement, the Board reviewed the proposed advisory fee rate for services to be performed by DoubleLine Capital on behalf of the Fund. The Board considered that, while DoubleLine Capital’s advisory fee rate is higher than the fee rate paid by the Fund to the sub-advisor that DoubleLine Capital would replace at all asset levels, the Manager had agreed to an amendment to the Management Agreement between the Manager and the Trust, on behalf of the Fund, to reduce the management fee payable by the Fund for the time during which DoubleLine Capital serves as a sub-advisor, such that the appointment of DoubleLine Capital would not result in an increase in the total management and advisory fee rates payable by the Fund at any asset level, as compared to the then current fee rates. The Board also considered that, as with the sub-advisory agreement then in effect, DoubleLine Capital’s investment advisory fee rate under the Agreement would be paid to DoubleLine Capital by the Fund. Additionally, the Board considered DoubleLine Capital’s representation that the advisory fee rate proposed for the Fund is lower than that of the Comparable Affiliated Fund and DoubleLine Capital’s standard fee rate for accounts in the same strategy. After evaluating this information, the Board concluded that DoubleLine Capital’s advisory fee rate under the Agreement was reasonable considering the services to be provided to the Fund.

Costs of the Services to Be Provided and Profits to Be Realized by DoubleLine Capital and Its Affiliates from Its Relationship with the Fund. The Board did not consider the costs of the services to be provided and any profits to be realized by DoubleLine Capital from its relationship with the Fund, noting instead the arm’s-length nature of the relationship between the Manager and DoubleLine Capital with respect to the negotiation of the advisory fee rate on behalf of the Fund.

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Economies of Scale. The Board considered DoubleLine Capital’s representation that it believes that the proposed advisory fee rate for the Fund was reasonably designed to reflect and share with shareholders achievable economies of scale for the benefit of the Fund’s investors.

Benefits to Be Derived by DoubleLine Capital From Its Relationship with the Fund. The Board considered DoubleLine Capital’s representation that there are indirect benefits that may accrue to it or its affiliates because of DoubleLine Capital’s proposed relationship with the Fund, such as beneficial publicity from the relationship. Based on the foregoing information, the Board concluded that the potential benefits accruing to DoubleLine Capital by virtue of its relationship with the Fund appear to be fair and reasonable.

Board’s Conclusion. Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or DoubleLine Capital, as that term is defined in the 1940 Act, concluded that the proposed investment advisory fee rate is fair and reasonable and approved the Agreement.

DESCRIPTION OF THE DOUBLELINE CAPITAL INVESTMENT ADVISORY AGREEMENT AND COMPARISON TO THE AGREEMENT WITH FEAC

The Agreement among DoubleLine Capital, the Trust, on behalf of the Fund, and the Manager, dated June 18, 2025, will continue in effect for an initial term of two years. After the initial two-year term, the Agreement will continue in effect only if it is approved at least annually in conformity with the requirements of the 1940 Act (and any related rules, regulations, orders, exemptions and interpretations thereunder) (i.e., by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party).

Under the Agreement, DoubleLine Capital manages the Fund’s assets, which are allocated to it by the Manager. The Manager may change the amount of assets allocated to DoubleLine Capital at any time. DoubleLine Capital has discretion, pursuant to the Agreement, to purchase and sell securities in accordance with the Fund’s objectives, policies and limitations, and other investment guidelines or restrictions provided by the Manager. The Manager will make investment decisions with respect to the assets that DoubleLine Capital determines should be invested in short-term money market instruments. DoubleLine Capital is subject to general supervision by the Board and officers of the Trust and the Manager.

The advisory fee rate paid to DoubleLine Capital under the Agreement is higher at all asset levels than the advisory fee rate of FEAC under the prior investment advisory agreement among FEAC, the Trust, on behalf of the Fund, and the Manager, dated December 29, 2023 (“FEAC Agreement” and, together with the Agreement, the “Agreements”). However, in connection with the approval of the Agreement, the Board also approved an amendment to the Management Agreement between the Trust, on behalf of the Fund, and the Manager, to reduce the management fees charged by the Manager in an amount equal to the increase in the advisory fee rate of DoubleLine Capital. Accordingly, the total aggregate management and advisory fees payable by the Fund have not increased.

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The following table shows the aggregate investment advisory fees paid by the Fund to FEAC during the fiscal year ended August 31, 2024:

Aggregate Sub-Advisory Fees Paid by the Fund to FEAC	Aggregate Sub-Advisory Fees Paid by the Fund to FEAC as a % of Average Net Assets of the Fund
$535,845	0.30%

The following table shows the aggregate investment advisory fees that would have been paid to DoubleLine Capital had it served as Sub-Advisor to the Fund under the Agreement during the fiscal year ended August 31, 2024, and the difference in these fees from the actual fees set forth above:

Aggregate Sub-Advisory Fees that Would Have Been Paid by the Fund to DoubleLine	Aggregate Sub-Advisory Fees that Would Have Been Paid by the Fund to DoubleLine as a % of Average Net Assets of the Fund	Difference Between the Sub-Advisory Fee Paid to FEAC and the Fee that Would Have Been Paid to DoubleLine Capital, in Dollars and as a % of Average Net Assets of the Fund	Percentage Difference in Sub-Advisory Fee Paid to DoubleLine Capital, as Compared to Sub-Advisory Fee Paid to FEAC
$725,902	0.40%	$190,057 0.10%	35%

The following table shows the aggregate management and sub-advisory fees paid by the Fund during the fiscal year ended August 31, 2024, which includes the fees paid to FEAC pursuant to the FEAC Agreement. The table also shows the aggregate management and sub-advisory fees paid, net of the waiver of Management Fees for the fiscal year ended August 31, 2024:

Aggregate Management Fees and Sub-Advisory Fees Paid by the Fund before Waiver of Management Fees	Aggregate Management Fees and Sub-Advisory Fees Paid by the Fund as a % of Average Net Assets of the Fund before Waiver of Management Fees	Aggregate Management Fees and Sub-Advisory Fees Paid by the Fund after Waiver of Management Fees	Aggregate Management Fees and Sub-Advisory Fees Paid by the Fund as a % of Average Net Assets of the Fund after Waiver of Management Fees
$1,181,688	0.65%	$1,096,538	0.60%
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The following table shows the aggregate management and sub-advisory fees that would have been paid by the Fund had DoubleLine Capital served as Sub-Advisor to the Fund under the Agreement during the fiscal year ended August 31, 2024. This information is presented net of the Manager’s waiver of Management Fees for the fiscal year ended August 31, 2024, and also incorporates the impact of the reduction in the Management Fees charged by the Manager in connection with the appointment of DoubleLine:

Aggregate Management Fees and Sub-Advisory Fees that Would Have Been Paid by the Fund after Management Fees were waived	Aggregate Management Fees and Sub-Advisory Fees that Would Have Been Paid by the Fund as a % of Average Net Assets of the Fund after Management Fees were waived	Difference Between the Aggregate Management Fees and Sub-Advisory Fees Paid to the Manager and FEAC, and the Aggregate Management Fees and Sub-Advisory Fees that Would Have Been Paid to the Manager and DoubleLine Capital, in Dollars and as a % of Average Net Assets of the Fund	Percentage Difference in Aggregate Management Fees and Sub-Advisory Fees Paid to the Manager and DoubleLine Capital, as Compared to Aggregate Management Fees and Sub-Advisory Fees Paid to the Manager and FEAC
$1,096,538	0.60%	$0 0.00%	0%

The Agreement does not protect DoubleLine Capital against any liability to which it might be subject by reason of its willful misfeasance, bad faith, or gross negligence, or its reckless disregard of its obligations and/or duties under the Agreement (“Disqualifying Conduct”). The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, each on not less than 30 days’ nor more than 60 days’ written notice to DoubleLine Capital. DoubleLine Capital may also terminate the Agreement without penalty upon 60 days’ written notice to the Trust. Additionally, the Agreement may be terminated (1) upon written notice by a party to another party of a material breach of the Agreement by the other party, unless it is cured within 30 days; and (2) by the Manager immediately upon written notice to DoubleLine Capital if DoubleLine Capital gives notice of any financial condition that is likely to impair its ability to fulfill its commitments under the Agreement, or if DoubleLine Capital otherwise becomes unable to discharge its duties and obligations.

The terms of the Agreement are substantially similar to the terms of the FEAC Agreement other than the identity of the sub-advisor, the investment advisory fee rate and the effective date. However, the Agreement incorporates certain different and additional provisions, including as set forth below:

•	Duties of DoubleLine Capital. Both agreements provide that the sub-advisor is authorized, on behalf of the Fund, and consistent with the delegation of investment discretion, to enter into and execute any documents, including without limitation, brokerage agreements, clearing agreements, and other investment related agreements required to meet the obligations of the Trust with respect to any investments made for the Fund. However, the authorization in the
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Agreement is more detailed than the one included in the FEAC Agreement and explicitly includes ISDA agreements and corporate actions, whereas the FEAC Agreement does not explicitly address ISDA agreements or corporate actions. The Agreement also explicitly states that, in exercising all rights of security holders with respect to securities held by the Fund, DoubleLine Capital may provide information related to class-action litigation and exercise rights in a bankruptcy, restructuring or organization, which are not explicitly mentioned in the FEAC Agreement.

•	Sub-Advisor Liability. Neither of the Agreements protect the applicable sub-advisor against liability for Disqualifying Conduct. However, the Agreement requires the Manager to indemnify DoubleLine Capital for any losses to which it may become subject under the securities laws, any other federal or state law, at common law or otherwise, including as result of any action or omission to act based on any instruction or direction from the Trust, the Manager or the Trustees except liabilities arising out of DoubleLine Capital’s Disqualifying Conduct. There was no comparable provision in the FEAC Agreement, although each Agreement includes an indemnification provision from the sub-advisor to the Trust, its shareholders, the Manager and certain affiliates of the Manager.

•	“Most Favored Nations” Clause. The FEAC Agreement included a “most favored nations” clause pursuant to which the Fund would receive the lowest fee rate offered by the sub-advisor to comparable accounts, as such accounts are defined in the FEAC Agreement. This clause was never triggered during FEAC’s services to the Fund. The Agreement does not include such a clause.

•	Compensation and Expenses. The Agreements require each sub-advisor to bear expenses incurred by it and its staff in connection with the performance of the applicable agreement, including salaries, benefits, overhead, travel and preparation of reports. The Agreement makes explicit that DoubleLine Capital will not be responsible for the expenses of the Fund, the Manager or the Trust, including but not limited to the cost of securities and other investments purchased for the Fund and any losses incurred in connection therewith; expenses for legal, accounting and auditing services related to securities or investments held in the Fund, including, but not limited to, those related to bankruptcy, restructuring or other reorganization proceedings; services provided by the Manager; expenses incurred in the distribution of shares of the Fund; taxes; and charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and other service providers to the Fund or the Trust. There was no comparable provision in the FEAC Agreement. The Agreement also includes certain limitations on expenses for which the Sub-Advisor is responsible in connection with supplements relating to it, which the FEAC Agreement did not.

•	Exclusivity Provision. The Agreement and the FEAC Agreement provide that the services to the Trust are not deemed to be exclusive, and the sub-advisor (and its personnel or affiliates) may provide similar services to others so long as its services to the Trust are not impaired thereby. The exclusivity terms in the Agreement are more detailed than provisions in the FEAC Agreement and expound that DoubleLine Capital may give advice and take action with respect to any of its other clients or for its own account, which may differ from the timing or nature of action taken by DoubleLine Capital with respect to the Fund. Further, the Agreement sets forth that, subject to applicable laws, rules, and regulations, nothing in the Agreement imposes upon DoubleLine Capital any obligation to acquire or dispose or to recommend the acquisition or disposal of any security or other instrument that DoubleLine Capital or its officers, employees or affiliates may acquire or dispose for its or their own account(s) or for the account of any other client.
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•	Notification Requirements. Certain notification provisions of the Agreement were not included in the FEAC Agreement. Specifically, among other things, the Agreement explicitly requires the Manager to provide advance notice of instances where DoubleLine Capital may be required to comply with a new or amended policy, procedure, organizational document, registration statement or any other directive or document, and that DoubleLine Capital shall have a reasonable period of time to come into compliance after receiving notice from the Manager. Additionally, the Agreement and the FEAC Agreement each set forth that the Manager will make the investment decisions with respect to the portion of assets that the sub-advisor deems should be invested in short-term money market instruments. However, the Agreement explicitly requires the Manager to notify DoubleLine Capital of any need or requirement to maintain that portion of assets to be invested in short-term money market instruments at a particular level for the purpose of complying with applicable law, regulation, compliance requirement, or otherwise determined by the Manager to be in the best interest of the shareholders, including meeting shareholder redemption orders received, and otherwise gives the Sub-Advisor sole discretion to determine the amount of such assets to be invested in short-term money market instruments. Additionally, the Agreement requires the Manager to (i) notify DoubleLine Capital of a material adverse change in its business that would materially impair its ability to fulfill its duties or responsibilities under the Agreement, any statutory disqualification from serving as an investment adviser to the Fund or certain regulatory actions, and certain other matters, (ii) provide to DoubleLine Capital current organizational documents, policies and procedures, and certain Fund materials that include material expressly related to DoubleLine Capital, and (iii) comply with certain procedures for the use of DoubleLine Capital’s service marks and/or trademarks.

•	Books and Records. The Agreement states that DoubleLine Capital shall retain the right to use for any purpose the Fund’s investment performance and track record of the assets of the Fund to the extent permitted by law, and that DoubleLine Capital is entitled to retain and use such records as are necessary to support any such uses of the investment performance and track record. Additionally, the Agreement sets forth that DoubleLine Capital acknowledges that the Manager’s prior written approval is required for marketing materials that refer to the Fund by name. There was no comparable provision in the FEAC Agreement.

•	Governing Law. The Agreement is governed by the laws of the State of Delaware while the FEAC Agreement was governed by the laws of the State of Texas.

INFORMATION ABOUT DOUBLELINE CAPITAL

DoubleLine Capital’s principal place of business is 2002 N. Tampa Street, Suite 200, Tampa, FL 33602. DoubleLine Capital was organized in 2009 as a Delaware limited liability company and was converted into a Delaware limited partnership on December 23, 2009. As of June 30, 2025, DoubleLine Capital had approximately $93.5 billion in assets under management.

The following table provides the name and principal occupation of the principal executive officers and the general partner of DoubleLine Capital. The address of each of the principal executive officers and the general partner as it relates to that person’s position with DoubleLine Capital is 2002 N. Tampa Street, Suite 200, Tampa, FL 33602.

Name	Principal Occupation*
Jeffrey Edward Gundlach	Chief Executive Officer, Chief Investment Officer, Director, Executive Committee Member
Jeffrey John Sherman	Deputy Chief Investment Officer, Executive Committee Member
Henry Vann Chase	Chief Financial Officer, Executive Committee Member
Earl Allan Lariscy	General Counsel, Executive Committee Member
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Ronald Robert Redell	President, Executive Committee Member
Cris Santa Ana III	Chief Risk Officer, Executive Committee Member
Barbara Ruth Van Every	Chief Marketing Officer, Executive Committee Member
Casey Lee Moore	Chief Technology Officer, Executive Committee Member
Youse Enrique Guia	Chief Compliance Officer, Executive Committee Member
Patrick Aaron Townzen	Chief Operating Officer, Executive Committee Member
Joan Lynea Elam	Chief Human Resources Officer, Executive Committee Member
DoubleLine Capital GP LLC	General Partner

* None of the principal executive officers and general partner of DoubleLine Capital listed above have principal employment other than their respective positions with DoubleLine Capital or its affiliates.

The following table provides the name and address of all parents of DoubleLine Capital and the basis of control of each parent by its immediate parent.

Name	Address	Basis of Control	If Partnership, Largest General Partnership Interests	If Corporation, % of Voting Securities Owned by Immediate Parent
DoubleLine Management LP	2002 N. Tampa Street, Suite 200, Tampa, FL 33602	Limited Partner with Greater than 75% Ownership of DoubleLine Capital LP	DoubleLine Capital GP LLC (General Partner of DoubleLine Management LP)	N/A
DoubleLine Capital GP LLC	2002 N. Tampa Street, Suite 200, Tampa, FL 33602	General Partner of DoubleLine Capital LP and DoubleLine Management LP	N/A	N/A
Jeffrey Edward Gundlach	2002 N. Tampa Street, Suite 200, Tampa, FL 33602	Limited Partner with Greater than 25% Ownership of DoubleLine Management LP	N/A	N/A

DoubleLine Capital serves as an investment advisor to an affiliated mutual fund with an investment objective and strategy similar to that of the Fund. Information regarding the fund is included in Appendix C to this Information Statement.

INFORMATION ABOUT FEAC

Through the close of business on June 20, 2025, the assets of the Fund were allocated to FEAC, although the Manager directed the investment of Fund assets that FEAC determined should be allocated to short term investments. The FEAC Agreement had been most recently approved by the Board at their meeting on July 12, 2023. Effective after the close of business on June 20, 2025: i) the FEAC Agreement was terminated following approval by the Board, at the recommendation of the Manager, ii) FEAC ceased to serve as the sub-advisor to the Fund and iii) DoubleLine Capital

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commenced managing the Fund’s assets, other than the assets that DoubleLine Capital determines should be allocated to short term investments. Prior to the termination of the FEAC Agreement, it had not previously been submitted to shareholders for approval, but was instead originally approved by the Board at a meeting held on December 14, 2022, pursuant to the conditions of the SEC Order. The sub-advisor that managed the assets of the Fund prior to FEAC, Sound Point Capital Management, LP, was originally approved by the Board at their November 10, 2015 meeting, and was appointed by consent of the sole initial shareholder of the Fund at that time on December 11, 2015.

Principal Underwriter, OTHER SERVICE PROVIDERS, and Affiliated Brokers

Resolute Investment Distributors, Inc., located at 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039, is the Fund’s principal underwriter.

State Street, located at One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, serves as custodian (“Custodian”) for the Fund. State Street also serves as the Fund’s Foreign Custody Manager pursuant to rules adopted under the 1940 Act, whereby it selects and monitors eligible foreign sub-custodians. The Manager also has entered into a sub-administration agreement with State Street. Under the sub-administration agreement, State Street provides the Fund with certain financial reporting and tax services.

During the fiscal year ended August 31, 2024, the Fund did not pay any brokerage commissions to affiliated brokers.

* * * * *

By Order of the Board of Trustees,

Rosemary K. Behan
Secretary & Chief Legal Officer

August 15, 2025

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AMERICAN BEACON DOUBLELINE FLOATING RATE INCOME FUND

A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 15, 2025

This communication presents only an overview of the more complete information statement (“Information Statement”) that is available to you on the Internet or by mail relating to the American Beacon DoubleLine Floating Rate Income Fund (previously named, until June 20, 2025, the American Beacon FEAC Floating Rate Income Fund) (the “Fund”), a series of American Beacon Funds (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On June 4, 2025, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the appointment of DoubleLine Capital LP (“DoubleLine Capital” or the “Sub-Advisor”), as the sub-advisor to the Fund. From December 31, 2022 through June 20, 2025, First Eagle Alternative Credit, LLC (“FEAC”) served as the sub-advisor to the Fund. Effective as of the close of business on June 20, 2025, the investment advisory agreement among the Trust, on behalf of the Fund, the Manager, and FEAC was terminated, and FEAC ceased to serve as the sub-advisor to the Fund. At the close of business on June 20, 2025, DoubleLine Capital commenced managing the Fund’s assets, and the Fund’s name was changed from American Beacon FEAC Floating Rate Income Fund to American Beacon DoubleLine Floating Rate Income Fund. The appointment of DoubleLine Capital has not resulted in any changes to the Fund’s investment objective, which is to seek to provide a high level of current income consistent with strong risk-adjusted returns. Following the appointment of DoubleLine Capital, the total aggregate management and investment advisory fees payable by the Fund to the Manager and the sub-advisor have not increased.

Additional information about the Manager, DoubleLine Capital, the investment advisory agreement among DoubleLine Capital, the Manager, and the Trust, on behalf of the Fund, dated June 18, 2025 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders. Accordingly, the Agreement has not been submitted to a vote of shareholders of the Fund. No action is required of you. Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being distributed on or about August 25, 2025 to the Fund’s shareholders of record as of June 20, 2025. The Fund will bear the expenses incurred in connection with preparing and delivering this notification. By sending this Notice, the Fund and the Trust are notifying you that they are making the Information

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Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement and the Fund’s most recent Annual and Semi-Annual Shareholder Reports, and financial statements and accompanying notes, on the Internet at www.americanbeaconfunds.com. The Information Statement will be available on the website for at least 90 days after the date of this Notice. A paper or email copy of the Information Statement and/or the Fund’s most recent Annual and Semi-Annual Shareholder Reports, and financial statements and accompanying notes, may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, by e-mail at americanbeaconfunds@ambeacon.com, or on the internet at www.americanbeaconfunds.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by November 24, 2025. You will not otherwise receive a paper or e-mail copy if you do not request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

One copy of this Notice may be delivered to multiple shareholders who share a single address, unless the Trust has previously received contrary instructions from one or more of the shareholders. If you would like to obtain additional copies of this Notice for each such shareholder, or a copy of the Fund’s most recent Annual or Semi-Annual Shareholder Reports, or financial statements and accompanying notes, free of charge, or would like to receive separate copies for each shareholder in the future, please write to the Trust at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, Attn: Terri L. McKinney, or call 1-800-967-9009, and such copies will be provided promptly. The Trust will begin sending individual copies of such documents within 30 days after receiving your notification. If you received a Notice for each shareholder at your address and would like to receive a single copy in the future, please contact the Manager as instructed above.

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APPENDIX A

AMERICAN BEACON DOUBLELINE FLOATING RATE INCOME FUND

OUTSTANDING SHARES AND DOLLAR VALUE

(AS OF JUNE 20, 2025)

American Beacon DoubleLine Floating Rate Income Fund	A Class	C Class	Y Class	R5 Class	Investor Class
Outstanding Shares	1,286,047.62	811,473.87	3,902,238.51	1,780,154.60	1,185,453.91
Dollar Value	$9,491,031.46	$6,029,250.89	$28,837,542.63	$13,137,540.93	$8,736,795.33
A-1

APPENDIX B

AMERICAN BEACON DOUBLELINE FLOATING RATE INCOME FUND

RECORD AND BENEFICIAL OWNERS OF 5% OR MORE OF SHARES

AS OF JUNE 20, 2025

As of June 20, 2025, the following shareholders owned more than 5% percent of each class of the Fund, to the knowledge of the Fund. Certain shareholders are record owners of Fund shares only, as indicated by an asterisk. As of that date, the Trustees, including nominees for Trustee, and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class of the Fund.

A CLASS
Shareholder Name and Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN STREET SAN FRANCISCO CA 94105-1901	178,097.98	13.85%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	87,035.59	6.77%
MORGAN STANLEY SMITH BARNEY LLC* FOR THE EXCLUSIVE BENE OF ITS CUST 1 NEW YORK PLZ FL 12 NEW YORK NY 10004-1965	448,689.19	34.89%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	67,568.29	5.25%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	153,913.49	11.97%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	186,270.41	14.48%
UBS WM USA* OMNI ACCOUNT M/F SPEC CDY A/C EBOC UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	132,227.11	10.28%
B-1

C CLASS
Shareholder Name and Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN STREET SAN FRANCISCO CA 94105-1901	152,150.32	18.75%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	78,490.89	9.67%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	327,047.41	40.30%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	155,900.39	19.21%
Y CLASS
Shareholder Name and Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	778,447.44	19.95%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	260,814.95	6.68%
MORGAN STANLEY SMITH BARNEY LLC* FOR THE EXCLUSIVE BENE OF ITS CUST 1 NEW YORK PLZ FL 12 NEW YORK NY 10004-1965	253,632.27	6.50%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	325,559.60	8.34%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	239,511.73	6.14%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	833,221.42	21.35%
UBS WM USA* OMNI ACCOUNT M/F SPEC CDY A/C EBOC UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	923,081.15	23.66%

B-2

R5 CLASS
Shareholder Name and Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	496,370.58	27.88%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	134,877.95	7.58%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	152,108.82	8.54%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	94,299.09	5.30%
ASCENSUS TRUST COMPANY FBO THE LAW FORUM LLC P.O. BOX 10758 FARGO ND 58106-0758	114,256.14	6.42%
SEI PRIVATE TRUST COMPANY C/O FTCI 1 FREEDOM VALLEY DRIVE OAKS PA 19456-9989	583,645.56	32.79%
SEI PRIVATE TRUST COMPANY C/O MIDFIRST ID 901 ATTN MUTUAL FUND ADMIN 1 FREEDOM VALLEY DRIVE OAKS PA 19456-9989	116,330.08	6.53%

INVESTOR CLASS
Shareholder Name and Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	273,255.05	23.05%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	750,592.40	63.32%
VANGUARD BROKERAGE SERVICES* 100 VANGUARD BLVD MALVERN PA 19355-2331	68,988.19	5.82%

*Denotes record owner of Fund shares only.

B-3

APPENDIX C

INFORMATION REGARDING SIMILAR FUNDS ADVISED OR SUBADVISED BY DOUBLELINE CAPITAL

Similar Fund	Similar Fund Assets of March 31, 2025	Similar Fund Advisory Fee Rate
DoubleLine Floating Rate Fund	$152,870,693	0.50%*

* DoubleLine Capital has waived, reduced or otherwise agreed to reduce its compensation. The advisory fee rate reflected above is before any applicable fee waiver or reduction.

C-1